UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2012

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St, Philadelphia PA		19112-1495
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2012, the Board of Directors (the “Board”) of Urban Outfitters, Inc. (the “Company”) approved the terms of the Urban Outfitters Nonqualified Deferred Compensation Plan (the “Plan”). The Plan will be effective as of February 1, 2013. The Plan is intended to be an “unfunded” plan and will be maintained by the Company primarily for the purpose of providing deferred compensation to a select group of employees who are limited in their participation under the Company’s 401(k) plan. Accordingly, the Plan is also intended to be exempt from Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, and to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. Deferred compensation under the Plan will consist of elective deferrals, if any, made by the participant and discretionary contribution credits made by the Company. Elective deferral credits will be fully vested. Discretionary contribution credits may be subject to a vesting schedule determined by the Company. Payment obligations, if any, under the Plan are payable in cash on a date or dates selected by the participant or upon certain specified events such as termination of employment, death or disability, subject to change in certain specified circumstances.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 27, 2012, the Board approved an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Amendment”) intended to enhance the Company’s corporate governance and further its one-share one-vote policy. The Amendment, if approved by the shareholders, will implement a majority voting standard and eliminate cumulative voting in the election of directors. The Company intends to submit the Amendment for action to the shareholders of the Company at the Company’s next annual meeting. A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on November 27, 2012, the Board amended and restated the Company’s Amended and Restated By-laws (the “By-laws”). The amendments to the By-laws, which became effective immediately, (i) remove the provisions related to plurality voting in director elections to make them consistent with the proposed Amendment to the Company’s Articles of Incorporation, (ii) eliminate classification of the Board, and (iii) conform the dates of the regular meetings of the Board to the Company’s current practice.

More specifically, the amendments to Section 1.06 of the By-laws remove the provision related to plurality voting in director elections so that director elections are governed solely by the default rule under the Pennsylvania Business Corporation Law, unless and until the Amendment is approved by the shareholders and filed.

The amendments to Section 2.02 of the By-laws eliminate classification of the Board and provide for the annual election of directors. Before the amendments to the By-laws, the Company had a classified Board consisting of three classes. With regard to directors elected prior to the amendments to the By-laws, Class I directors will continue in office until the annual meeting in 2013, Class II directors will continue in office until the annual meeting in 2014, and Class III directors will continue in office until the annual meeting in 2015. All directors elected at the Company’s 2013 annual meeting or at subsequent annual meetings will be elected for one-year terms.

The amendments to Section 2.05 of the By-laws provide that regular meetings of the Board shall be held on the third Tuesday of each February, May, August and November, which is consistent with the Company’s current practice. Before the amendments to the By-laws, regular meetings of the Board were scheduled to be held on the third Tuesday of each January, April, July and October.

The foregoing summary of changes to the By-laws is qualified in its entirety by the full text of the Second Amended and Restated Bylaws of the Company, a copy of which is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amendment to the Amended and Restated Articles of Incorporation of Urban Outfitters, Inc.

3.2	Second Amended and Restated By-laws of Urban Outfitters, Inc. (as of November 27, 2012).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2012	URBAN OUTFITTERS, INC.

	By:	/s/ Richard A. Hayne
Richard A. Hayne
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to the Amended and Restated Articles of Incorporation of Urban Outfitters, Inc.

3.2	Second Amended and Restated By-laws of Urban Outfitters, Inc. (as of November 27, 2012).